UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 7, 2016 (March 2, 2016)

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

2925 Woodside Road

Woodside, CA 94062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 2, 2016, the Board of Directors of GSV Capital Corp. (the “Company”) amended the Company’s Code of Business Conduct and Ethics (the “Code”). The amendments to the Code (i) reflect certain non-substantive changes, (ii) clarify the applicability of certain provisions of the Code to persons associated with the Company’s investment adviser, (iii) clarify the scope of certain provisions of the Code, (iv) clarify the Company’s officer responsible for administering the Code, and (v) acknowledge that the Code may be revised in the future, as necessary.

The description of the amendments to the Code contained in this report is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05. The Code, as amended, is made publicly available under the Corporate Governance tab of the Investors section of the Company’s website at www.gsvcap.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

14.1	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2016	GSV CAPITAL CORP.

	By:	/s/ William F. Tanona
William F. Tanona
Chief Financial Officer, Treasurer and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

14.1	Code of Business Conduct and Ethics